As filed with the Securities and Exchange Commission on July 1, 2009.
File No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AARON’S, INC.
(Exact Name of Issuer as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-0687630 (I.R.S. Employer Identification Number)
Aaron’s, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305
(404) 231-0011
(Address and Telephone Number of Issuer’s Principal Executive Offices)
2001 Stock Option and Incentive Award Plan, As Amended and Restated
(Full Title of the Plan)
Mr. Gilbert L. Danielson
Aaron’s, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305
(404) 231-0011
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
W. Benjamin Barkley, Esq.
David M. Eaton, Esq.
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E.
Atlanta, Georgia 30309-4530
(404) 815-6500
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated Filer ☑	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered(2)	Per Share	Offering Price(1)	Registration Fee
Common Stock, Par Value $0.50 Per Share	5,000,000 shares	$30.03	$150,150,000	$8,378.37

(1)	Determined in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, based on $30.03, the average of the high and low prices on the New York Stock Exchange on June 30, 2009.

(2)	Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, reclassifications of stock, corporate transactions or similar transactions.

     Aaron’s, Inc. (the “Company”) files this Registration Statement on Form S-8 in connection with an amendment and restatement of the Company’s 2001 Stock Option and Incentive Award Plan (the “Plan”) that, among other amendments, increases the number of shares of common stock, par value $.50 per share (the “Common Stock”), that may be issued or transferred under the Plan. The number of shares that may be issued or transferred under the Plan has been increased by 5,000,000.
     The shares of Common Stock previously available for issuance or transfer under the Plan are covered by a Registration Statement on Form S-8 (Registration No. 333-123426), the contents of which are incorporated herein by reference. As amended, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan is 7,850,000.

ITEM 8.	EXHIBITS
     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

5(a)	Opinion of Counsel to Registrant

23(a)	Consent of Counsel to Registrant (included in Exhibit 5(a))

23(b)	Consent of Independent Registered Public Accounting Firm

24(a)	Power of Attorney (included with signature page)

99(a)
2001 Stock Option and Incentive Award Plan, as amended and restated (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2009 and incorporated herein by reference)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 30, 2009.

AARON’S, INC.
By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY
     We, the undersigned directors and officers of the Company hereby severally constitute and appoint Robert C. Loudermilk, Jr., Gilbert L. Danielson and James L. Cates our true and lawful attorneys with full power to sign for us in our names in the capacities indicated below and any amendment to this registration statement, including any post-effective amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as directors and officers to enable the Company to comply with the provisions of the Securities Act, and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 2009.

Signature	Position

/s/ R. Charles Loudermilk, Sr. R. Charles Loudermilk, Sr.	Chairman of the Board of Directors

/s/ Robert C. Loudermilk, Jr. Robert C. Loudermilk, Jr.	Chief Executive Officer (Principal Executive Officer), President and Director

/s/ Gilbert L. Danielson Gilbert L. Danielson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

Signature	Position

/s/ Robert P. Sinclair, Jr. Robert P. Sinclair, Jr.	Vice President, Corporate Controller (Principal Accounting Officer)

/s/ William K. Butler, Jr. William K. Butler, Jr.	Chief Operating Officer and Director

/s/ Ronald W. Allen Ronald W. Allen	Director

/s/ Leo Benatar Leo Benatar	Director

/s/ Earl Dolive Earl Dolive	Director

/s/ David L. Kolb David L. Kolb	Director

/s/ John C. Portman, Jr. John C. Portman, Jr.	Director

/s/ Ray M. Robinson Ray M. Robinson	Director

/s/ John Schuerholz John Schuerholz	Director

EXHIBIT INDEX

Exhibit Number	Description

5(a)	Opinion of Counsel to Registrant

23(a)	Consent of Counsel to Registration (included in Exhibit 5(a))

23(b)	Consent of Independent Registered Public Accounting Firm

24(a)	Power of Attorney (included with signature page)